Exhibit 21.1

SUBSIDIARIES OF SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

(as of September 30, 2018)

Subsidiary	Jurisdiction of Organization
A La Carte Healthcare Ltd.	UK
Akeso Care Management, Inc.	Indiana
ALC Health (Hong Kong) Ltd.	Hong Kong
Alstead Reinsurance (SAC) Ltd.	Bermuda
Armada Administrators, LLC	Maryland
ArmadaCare, LLC	Maryland
ArmadaCorp Capital, LLC	Maryland
ArmadaHealth, LLC	Maryland
Empire Insurance Company	New York
Fund American Holdings AB	Sweden
Global Response, Ltd.	UK
IMG Acquisition, Inc.	Delaware
IMG Europe, Ltd.	UK
International Medical Administrators, Inc.	Nebraska
International Medical Group Holdings, Ltd.	UK
International Medical Group, Inc.	Indiana
International Medical Holdings, Inc.	Indiana
iTravelInsured, Inc.	Indiana
Mount Beacon MGA, LLC	Delaware
Oakwood Insurance Company	Tennessee
S.I. Holdings (Luxembourg) S.à r.l.	Luxembourg
SI Caleta (Gibraltar) Limited	Gibraltar
SI Cumberland (Gibraltar) Limited	Gibraltar
SIG Caleta (Barbados) SRL	Barbados
Sirius Acquisitions Holding Company	Delaware
Sirius Acquisitions Holding Company II	Delaware
Sirius Acquisitions Holding Company III	Delaware
Sirius America Administrators LLC	Delaware

Subsidiary	Jurisdiction of Organization
Sirius America Insurance Company	New York
Sirius America Re Managers, LLC	New York
Sirius Belgium Reassurances S.A.	Belgium
Sirius Bermuda Insurance Company Ltd.	Bermuda
Sirius Capital Markets, Inc.	Delaware
Sirius Global Services LLC	Delaware
Sirius Global Solutions Holding Company	Connecticut
Sirius Global Solutions Inc.	Connecticut
Sirius Group Holdings (NL) B.V.	Netherlands
Sirius Group International S.à r.l.	Luxembourg
Sirius Insurance Agency, LLC	Delaware
Sirius Insurance Holding Sweden AB	Sweden
Sirius International Corporate Member Limited	UK
Sirius International Group, Ltd.	Bermuda
Sirius International Holding Company, Inc.	New York
Sirius International Holdings (NL) B.V.	Netherlands
Sirius International Holdings Ltd.	Bermuda
Sirius International Insurance Corporation	Sweden
Sirius International Managing Agency Limited	UK
Sirius International UK Holdings II Ltd.	England & Wales
Sirius International UK Holdings Ltd.	England & Wales
Sirius Investment Advisors LLC	Delaware
Sirius Re Holdings, Inc.	Delaware
Sirius Ruckversicherungs Service GmBH	Germany
White Sands Holdings (Luxembourg) S.à r.l.	Luxembourg
WRM America Indemnity Company, Inc.	New York